SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT  /X/

FILED BY A PARTY OTHER THAN THE REGISTRANT  / /

CHECK THE APPROPRIATE BOX:

/ /  PRELIMINARY PROXY STATEMENT

/X/  DEFINITIVE PROXY STATEMENT

/ /  DEFINITIVE ADDITIONAL MATERIALS

/ /  SOLICITING MATERIAL PURSUANT TO RULE 14a-11(c) OR RULE 14a-12

                      SUPERMARKETS GENERAL HOLDINGS CORPORATION
________________________________________________________________________________
                (Name of Registrant as Specified in its Charter)

                      SUPERMARKETS GENERAL HOLDINGS CORPORATION
________________________________________________________________________________
                    (Name of Person Filing Proxy Statement)

Payment of Filing Fee (Check appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

     2) Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed
        pursuant to Exchange Act   Rule 0-11:

     4) Proposed maximum aggregate value of transaction:

     5) Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

     2) Form, Schedule or Registration No.:

     3) Filing Party:

     4) Date Filed:

                   SUPERMARKETS GENERAL HOLDINGS CORPORATION
             301 BLAIR ROAD, P.O. BOX 5301, WOODBRIDGE, N.J. 07095

                              -------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON JUNE 20, 1996

To the Stockholders of
Supermarkets General Holdings Corporation:

    Notice is Hereby Given that an Annual Meeting (the "Annual Meeting") of the Common Stockholder and the holders (the "Preferred Stockholders") of the $3.52 Cumulative Exchangeable Redeemable Preferred Stock (the "Preferred Stock") of Supermarkets General Holdings Corporation, a Delaware corporation, will be held on June 20, 1996, at 4:00 P.M., local time, at the offices of the Company located at 200 Milik Street, Carteret, NJ 07008 for the following purposes:

        1) For the Common Stockholder to consider and vote upon the election of eight members of the Board of Directors to serve until the election of their successors at any meeting of stockholders for the purpose of electing directors; and

        2) For the Preferred Stockholders to consider and vote upon the election of two members of the Board of Directors to serve until either the election of their successors at any meeting of stockholders for the purpose of electing directors or upon the termination of the voting rights of the Preferred Stockholders upon the payment in full of all accumulated dividends on the Preferred Stock.

    Only Stockholders of record at the close of business on May 10, 1996, the record date for the Annual Meeting, are entitled to receive notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

    To ensure that your vote will be counted, please complete, date and sign the enclosed proxy card and return it promptly in the enclosed prepaid envelope, whether or not you plan to attend the Annual Meeting. Your proxy may be revoked in the manner described in the accompanying Proxy Statement at any time before it has been voted at the Annual Meeting.

                                          By Order of the Board of Directors,
                                          Marc A. Strassler
                                          Secretary

Woodbridge, New Jersey
May 22, 1996

                   SUPERMARKETS GENERAL HOLDINGS CORPORATION
             301 BLAIR ROAD, P.O. BOX 5301, WOODBRIDGE, N.J. 07095

                              -------------------

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS

                              -------------------

    This Proxy Statement and the accompanying proxy card are furnished in connection with the solicitation of proxies by the Board of Directors of Supermarkets General Holdings Corporation ("Holdings" or the "Company") for use in the Annual Meeting of the sole holder (SMG-II Holdings Corporation, the "Common Stockholder" or "SMG-II") of the Class A common stock, par value $.01 per share (the "Common Stock") and the holders (the "Preferred Stockholders" and together with the Common Stockholder the "Stockholders") of the $3.52 Cumulative Exchangeable Redeemable Preferred Stock (the "Preferred Stock") of the Company (the "Annual Meeting") to be held on June 20, 1996 and at any adjournment(s) thereof, at the time and place set forth in the accompanying Notice of Annual Meeting. The purpose of the Annual Meeting is for the Common Stockholder to elect eight directors (the "Common Directors") and the Preferred Stockholders to elect two additional directors (the "Preferred Directors") to the Board of Directors of the Company. The Preferred Stockholders have the right to elect two additional directors because the Company has not paid quarterly dividends on the Preferred Stock for 13 consecutive quarters. This Proxy Statement and the accompanying proxy card were mailed to the Common Stockholder and the Preferred Stockholders on or about May 23, 1996.

VOTING AND REVOCATION OF PROXIES

    All holders of shares of Common Stock and Preferred Stock which are represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on such proxies. If no instructions are indicated, such proxies will be voted FOR the election by the Common Stockholder of each of the eight Nominees and by the Preferred Stockholders of each of the two additional nominees for the Board of Directors nominated by the Company. There are no matters, other than the election of the Preferred Directors by the Preferred Stockholders that may properly be presented by the Preferred Stockholders for consideration at the Annual Meeting.

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same Common Stock or Preferred Stock and delivering it to the Secretary of the Company before the Annual Meeting or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice revoking a proxy should be sent to:
Supermarkets General Holdings Corporation, 301 Blair Road, P.O. Box 5301, Woodbridge, N.J. 07095, Attention: Secretary, or hand delivered to the Secretary at or before the taking of the vote at the Annual Meeting.

RECORD DATE; VOTING AT THE ANNUAL MEETING

    The Board of Directors has fixed May 10, 1996 as the Record Date for the determination of Stockholders entitled to notice of and to vote at the Annual Meeting. Accordingly, only holders of record of Common Stock or Preferred Stock on the Record Date will be entitled to notice of and to vote at the Annual Meeting or at any adjournments or postponements thereof. As of the Record Date, the Common Stock of the Company outstanding and entitled to vote at the Annual Meeting consisted of

1,075,000 shares, all held by the Common Stockholder and the Preferred Stock of the Company outstanding and entitled to vote at the Annual Meeting consisted of 4,890,671 shares, held by approximately 1,000 holders of record. The Common Stockholder is obligated, under the terms of the SMG-II Stockholders Agreement (as hereinafter defined), to re-elect the Common Directors. Each holder of record of Preferred Stock on the Record Date is entitled to cast one vote per share of Preferred Stock on each nominee properly nominated for the vote of Preferred Stockholders, exercisable in person or by properly executed proxy, at the Annual Meeting. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding Preferred Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting for the purpose of electing two Preferred Directors.

    The By-Laws of the Company provide that a vote of the majority of the Preferred Stock, present in person or proxy at the Annual Meeting, is required to elect the two additional nominees to the Board of Directors as Preferred Directors. Abstentions and broker non-votes will have the effect of a negative vote.

PROXY SOLICITATION

    Proxies are being solicited by and on behalf of the Board of Directors. All expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be borne by the Company. In addition to solicitation by use of the mails, proxies may be solicited by directors, officers and employees of the Company in person or by telephone, telegram or other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for out-of-pocket expenses in connection with such solicitation. Arrangements will also be made with custodians, nominees and fiduciaries for forwarding of proxy solicitation materials to beneficial owners of Preferred Stock held of record by such custodians, nominees and fiduciaries, and the Company may reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.

INTRODUCTION

    Pursuant to the Certificate of Stock Designation for the Preferred Stock (the "Certificate of Designation"), the Company was required to pay cash dividends to the Preferred Stockholders at an annual rate of $3.52 per share beginning on January 15, 1993. Such dividends are cumulative and have accrued since that time. The Certificate of Designation provides that the Preferred Stock is non-voting, except that if an amount equal to six quarterly dividends is in arrears in whole, or in part, the Preferred Stockholders voting as a class are entitled to elect an additional two members to the Board of Directors of the Company. The Company is currently in arrears on the payment of 13 quarterly dividends, and therefore the Preferred Stockholders presently have the right to elect two Preferred Directors.

    The Annual Meeting to which this proxy statement relates is being called by a proper officer of the Company.

    The Company is a wholly-owned subsidiary of the Common Stockholder, SMG-II Holdings Corporation, a privately held company, a majority of whose capital stock is held by affiliates of Merrill Lynch & Co. (the "ML Investors" or "Merrill Lynch Investors"). Merrill Lynch & Co. ("ML & Co.") is a financial services holding company providing investment and financing, real estate, insurance and related services. The Company's primary business activity is the management of its operating subsidiary, Pathmark Stores, Inc. ("Pathmark").

ANNUAL REPORT

    A copy of the Annual Report of the Company on Form 10-K for the fiscal year ended February 3, 1996 accompanies this Proxy Statement.

(a) DIRECTORS OF THE COMPANY

    The following table sets forth the name, age, principal occupation or employment at the present time and during the last five years, and the name and principal business of any corporation or other organization in which such occupation or employment is or was conducted, of each nominee for election as a director.

    Pursuant to a stockholders agreement among SMG-II and its stockholders dated as of February 4, 1991 (the "SMG-II Stockholders Agreement"), the Merrill Lynch Investors are entitled to designate seven directors, the Management Investors are entitled to designate three directors and the Equitable Investors are entitled to designate one director to Holdings' Board of Directors. Currently, seven of the persons serving as directors were designated by the Merrill Lynch Investors (Messrs. Boyle, Burke, Cuti, Michas, Khanna, McLean and Rubenstein), none were designated by the Management Investors and one was designated by the Equitable Investors (Mr. Gummeson). In accordance with said agreement, each of the aforementioned individuals will be re-elected to the Board of Directors of the Company by the vote of the Common Stockholder of the Company at or before the Annual Meeting. No family relationship exists between any director or nominee and any other director or nominee or executive officer of the Company. See "Certain Relationships and Related Transactions."

                                                                                 DIRECTOR OF THE
           NAME, AGE, PRINCIPAL OCCUPATION AND OTHER DIRECTORSHIPS                COMPANY SINCE
- ------------------------------------------------------------------------------   ---------------
NOMINEES TO BE ELECTED BY COMMON STOCKHOLDER
JOHN W. BOYLE, 67, Chairman and Chief Executive Officer of the Company. Vice           1996
  Chairman (retired), Eckerd Corporation, a drug store chain, between 1983 and
  1995. Mr. Boyle is also a Director of Eckerd Corporation.(1)
JAMES J. BURKE, JR., 44, Partner and a Director of Stonington Partners, Inc.           1988
  ("SPI"), a private investment firm, since 1993, and a Director of Merrill
  Lynch Capital Partners, Inc. ("MLCP") since 1987; Partner of MLCP from 1993 to 1994; President and Chief Executive Officer of MLCP from1987 to 1993. Mr.
  Burke was also a Managing Director of Merrill Lynch & Co. ("ML & Co.") until
  1994. Mr. Burke is also a Director of Ann Taylor Stores Corp., Borg-Warner
  Security Corp., Education Management Corp., United Artists Theatre Circuit,
  Inc. and Wherehouse Entertainment, Inc.
ANTHONY J. CUTI, 50, Chairman and Chief Executive Officer of Duane Reade,              1993
  Inc., a drug store chain (since April 1996); President of the Company from
  August 1993 to April 1996, and Chief Financial Officer from October 1990 to
  September 1994; Executive Vice President from October 1990 to August 1993.
U. PETER C. GUMMESON, 37, Managing Director of Alliance Corporate Finance              1987
  Group, Incorporated, an investment firm affiliated with the Equitable Life
  Assurance Society of the United States (the "Equitable") and an investment officer of the Equitable. Mr. Gummeson is also a director of U.S.
  Foodservice, Inc., RI Holdings Corp., and Sports Holdings Corp.
SUNIL C. KHANNA, 39, Principal of SPI since 1993; Principal of MLCP from 1993          1987
  to 1994; Vice President of MLCP from 1989 to 1993; a Director of the
  Investment Banking Division of ML & Co. from 1993 to 1994, and a Vice
  President thereof prior thereto. Mr. Khanna is also a Director of Ithaca
  Holdings, Inc.
STEPHEN M. McLEAN, 38, Partner and a Director of SPI since 1993; Partner of            1987
  MLCP from 1993 to 1994; Senior Vice President of MLCP from 1987 to 1993;
  Director of MLCP since 1987; Managing Director of the Investment Banking
  Division of ML & Co. until 1994. Mr. McLean is also a Director of CMI
  Industries, Inc., Dictaphone Corporation and Ithaca Holdings, Inc.

- ------------

(1) Mr. Boyle was retained on March 20, 1996 to act as the Company's interim Chairman and Chief Executive Officer until a successor is chosen. He replaces Jack Futterman who retired on March 20, 1996.

                                                                                 DIRECTOR OF THE
           NAME, AGE, PRINCIPAL OCCUPATION AND OTHER DIRECTORSHIPS                COMPANY SINCE
- ------------------------------------------------------------------------------   ---------------
ALEXIS P. MICHAS, 38, Partner and a Director of SPI since 1993, and a Director         1994
  of MLCP since 1989; Partner of MLCP from 1993 to 1994; Senior Vice President of MLCP from 1989 to 1993; Managing Director of Investment Banking Division
  of ML & Co. from 1991 to 1994; Director in the Investment Banking Division
  of ML & Co. from 1990 to 1991. Mr. Michas is also a Director of Blue Bird
  Corporation, Borg-Warner Automotive, Inc., Borg-Warner Security Corp.,
  Dictaphone Corporation and Eckerd Corporation.
JERRY G. RUBENSTEIN, 66, Managing Partner, Omni Management Associates;                 1988
  Consultant to MLCP since 1988.

(B) NOMINEES FOR PREFERRED DIRECTORS OF THE COMPANY

    The following table sets forth the name, age, principal occupation or employment at the present time and during the last five years, and the name and principal business of any corporation or other organization in which such occupation or employment is or was conducted of the persons nominated to be elected Preferred Directors of the Company by the Preferred Stockholders, all of whom are citizens of the United States.

                                                                                 DIRECTOR OF THE
           NAME, AGE, PRINCIPAL OCCUPATION AND OTHER DIRECTORSHIPS                COMPANY SINCE
- ------------------------------------------------------------------------------   ---------------
JAMES B. UPCHURCH, 37, President and Chief Operating Officer of Libra                  1995
  Investments, Inc., an NASD licensed broker/dealer since June 1991;
  President, Upchurch & Company, Inc. from February 1991 to May 1991; Senior
  Vice President, Investments, Columbia Savings & Loan Association, prior thereto.
STEVEN L. VOLLA, 49, Chairman and Chief Executive Officer of Primary Health            1995
  Systems, L.P., a hospital management company, since June 1994; Chairman,
  President and Chief Executive Officer of American Health Care Management,
  Inc., prior thereto.

    Pursuant to the SMG-II Stockholders Agreement, the Merrill Lynch Investors (as defined under "Principal Stockholders") are entitled to designate seven directors, the Management Investors are entitled to designate three directors and The Equitable Investors are entitled to designate one director to Holdings' Board of Directors. By having the ability to designate a majority of Holdings' Board of Directors, the Merrill Lynch Investors will have the ability to control the Company. Currently, seven of the persons serving as directors were designated by the Merrill Lynch Investors (Messrs. Boyle, Burke, Cuti, Khanna, Michas, McLean and Rubenstein), none was designated by the Management Investors and one was designated by the Equitable Investors (Mr. Gummeson). No family relationship exists between any director and any other director or executive officer of the Company.

(C) EXECUTIVE OFFICERS

    The following table sets forth the name, age, principal occupation or employment at the present time and during the last five years, and the name of any corporation or other organization in which such occupation or employment is or was conducted, of the executive officers of the Company, all of whom are citizens of the United States unless otherwise indicated and serve at the discretion of the Board of Directors of the Company. The executive officers fo the Company listed below were elected to office for an indefinite period of time. No family relationship exists between any executive officer and any other executive officer or director of the Company.

                                                                              OFFICER OF THE
                                                                                 COMPANY
    NAME                AGE               POSITIONS AND OFFICE                   SINCE(1)
- ---------------------   ---   ---------------------------------------------   --------------
JOHN W. BOYLE           67    Chairman and Chief Executive Officer (since          1996
                               March 1996)(2)
NEILL CROWLEY           53    Executive Vice President--Distribution since         1994
                               May 1995; Executive Vice President--
                               Marketing from May 1994 to May 1995;
                               Executive Vice President--Marketing and
                               Store Support, The Vons Companies, Inc. (a
                               supermarket chain) prior thereto.
ROBERT JOYCE            50    Executive Vice President--Operations (since          1989
                               January 1996; Senior Vice President--
                               Operations--from March 1995 to January 1996;
                               March 1995); Senior Vice President--
                               Administration prior thereto. Mr. Joyce
                               jointed the Company in 1963.
RON MARSHALL            42    Executive Vice President and Chief Financial         1994
                               Officer since October 1994. Senior Vice
                               President and Chief Financial Officer of
                               Dart Group Corporation (a diversified
                               retailer) from 1991 to September 1994. Vice
                               President and Chief Financial Officer of
                               Barnes and Noble Bookstores, Inc., prior
                               thereto.
RONALD RALLO            58    Executive Vice President--Merchandising              1993
                               (since May 1995; Senior Vice President--
                               Merchandising from July 1993 to May 1995);
                               Senior Vice President--Merchandising
                               Pathmark division (from September 1992 to
                               July 1993); Senior Vice
                               President--Perishable Merchandising,
                               Pathmark division prior thereto. Mr. Rallo
                               joined the Company in 1962.
JOSEPH W. ADELHARDT     49    Senior Vice President and Controller since           1987
                               January 1996; Vice President and Controller
                               prior thereto. Mr. Adelhardt joined the
                               Company in 1976.
HARVEY M. GUTMAN        50    Senior Vice President--Retail Development of         1990
                               the Company (since December 1991); Vice
                               President--Retail Development of the Company
                               (from October 1990 to December 1991); Vice
                               President--Grocery/Frozen Sales &
                               Merchandising, Pathmark division (from
                               January 1990 to September 1990); Vice
                               President--Non-Foods/Pharmacy Sales &
                               Merchandising, Pathmark division prior
                               thereto. Mr. Gutman joined the Company in
                               1976.
MAUREEN MCGURL          48    Vice President--Human Resources. Ms. McGurl          1984
                               joined the Company in 1973.
MARC A. STRASSLER       48    Vice President, Secretary and General Counsel        1987
                               (since December 1991); Secretary and General
                               Counsel prior thereto. Mr. Strassler joined
                               the Company in 1974.

- ------------

(1) Includes service with Pathmark's predecessor.

(2) Member of the Company's Board of Directors.

                                                                              OFFICER OF THE
                                                                                 COMPANY
    NAME                AGE               POSITIONS AND OFFICE                   SINCE(1)
- ---------------------   ---   ---------------------------------------------   --------------
MYRON D. WAXBERG        62    Vice President and General Counsel--Real             1991
                               Estate (since December 1991); General
                               Counsel--Real Estate prior thereto. Mr.
                               Waxberg joined the Company in 1976.

                     BOARD OF DIRECTORS AND ITS COMMITTEES

    There were four meetings of the Board of Directors of Holdings in fiscal year 1995. During fiscal year 1995, each Director attended at least 75% of the aggregate of the total number of Board meetings held while he or she was a Director, except for Mr. Volla, who attended 50% of the Board of Directors' meetings held while he was a Director. The Board of Directors of Holdings does not have Committees, but SMG-II has an Audit Committee (the "Audit Committee") and a Compensation Committee (the "Compensation Committee") which, pursuant to authority delegated by the Board of Directors, acts on behalf of the Company. See "Compensation Committee Report on Executive Compensation."

    The Audit Committee, which held two meetings in fiscal year 1995, recommends the firm to be appointed as independent accountants to audit the financial statements of SMG-II and its subsidiaries, discusses the scope and results of the audit with the independent accountants, reviews with management and the independent accountants the Company's interim and year-end operating results, considers the adequacy of the internal accounting controls and audit procedures of the Company and reviews the non-audit services to be performed by the independent accountants. The members of the Audit Committee are Messrs. Khanna and Rubenstein. Mr. Rubenstein attended 50% of the Audit Committee meetings held in 1995 while he was a committee member.

    The Compensation Committee, which held three meetings in fiscal year 1995, reviews and recommends the compensation arrangements for top management of the Company, including salaries, bonuses and, if directed by the Board, grants of options to purchase shares under SMG-II's Management Investors Stock Option Plan. The members of the Compensation Committee are Messrs. Burke, McLean and Khanna. Mr. Burke attended 67% of the Compensation Committee meetings held while he was a member in 1995.

    Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes that all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with during fiscal year 1995.

EXECUTIVE COMPENSATION.

    The following table summarizes compensation paid by the Company (including its subsidiaries) for services rendered during fiscal 1995, 1994, and 1993 by the Chief Executive Officer and four most highly compensated executives of the Company other than the Chief Executive Officer (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                  LONG TERM
                                                                                 COMPENSATION
                                                                                 ------------
                                                    ANNUAL COMPENSATION             AWARDS
                                             ----------------------------------  ------------
                                                                   OTHER ANNUAL   SECURITIES    ALL OTHER
                                                                   COMPENSATION   UNDERLYING   COMPENSATION
    NAME AND PRINCIPAL POSITION        FY    SALARY($)  BONUS($)      ($)(1)      OPTIONS(2)      ($)(3)
- ------------------------------------ ------  ---------  ---------  ------------  ------------  ------------
Jack Futterman(4)...................  1995     526,442    332,658          --           --         5,250
  Chairman and Chief Executive        1994     491,346     92,127          --           --         5,250
    Officer                           1993     462,539    138,762          --           --         8,254
Anthony J. Cuti(5)..................  1995     325,500    205,396          --           --         5,250
  President                           1994     306,750     57,516          --           --         5,250
                                      1993     280,250     76,260          --        3,000         8,254
Neill Crowley.......................  1995     247,212    112,241          --           --         4,341
  Executive Vice                      1994     168,712     21,089          --        1,000            --
  President--Logistics
Ron Marshall........................  1995     280,289    168,173          --           --            --
  Executive Vice President and        1994      89,904     53,942          --        2,000            --
  Chief Financial Officer
Ronald Rallo........................  1995     227,500    113,585       4,399           --         5,250
  Executive Vice President--          1994     200,385     21,141       4,265           --         5,250
  Merchandising                       1993     177,500     42,600       4,311          750         8,098

- ------------

(1) Represents payments as reimbursement for interest paid to Holdings for a loan of less than $60,000 from Holdings in connection with the purchase of SMG-II Class A Common Stock and includes an amount sufficient to pay any income taxes resulting therefrom after taking into account the value of any deduction available as a result of the payment of such interest and taxes.

(2) Stock options shown were granted pursuant to the Management Investors 1987 Stock Option Plan of SMG-II (the "Plan") and relate to shares of Class A Common Stock of SMG-II.

(3) Represents Pathmark's matching contribution to the SGC Savings Plan (the "Savings Plan").

(4) Mr. Futterman, 62, retired on March 20, 1996.

(5) Mr. Cuti resigned as President on April 10, 1996.

    None of the Named Executive Officers were granted stock options in the fiscal year ended February 3, 1996.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION VALUES(1)

                                                                                  NUMBER OF
                                                                                  SECURITIES
                                                                                  UNDERLYING
                                                                                 UNEXERCISED
                                                                                   OPTIONS
                                                                                  FY-END (#)
                                                                                 EXERCISABLE/
    NAME                                                                         UNEXERCISABLE
- ----------------------------------------------------------------------------     ------------
Jack Futterman..............................................................      13,000/0
Anthony J. Cuti.............................................................       5,800/0
Neill Crowley...............................................................         666/334
Ron Marshall................................................................       1,350/650
Ronald Rallo................................................................       2,850/0

- ------------
(1) Options shown were granted pursuant to the Plan and relate to shares of Class A Common Stock of SMG-II. No options were exercised in Fiscal 1995 by any of the Named Executive Officers.

                             PENSION PLAN TABLE(1)

                                                 YEARS OF SERVICE
                     -------------------------------------------------------------------------
FINAL AVERAGE PAY       10           15           20           25           30           35
- ------------------   --------     --------     --------     --------     --------     --------
$150,000..........   $ 20,000     $ 30,000     $ 40,000     $ 50,000     $ 60,000     $ 60,000
200,000...........     26,667       40,000       53,333       66,667       80,000       80,000
225,000...........     30,000       45,000       60,000       75,000       90,000       90,000
250,000...........     33,333       50,000       66,667       83,333      100,000      100,000
300,000...........     40,000       60,000       80,000      100,000      120,000      120,000
350,000...........     46,667       70,000       93,333      116,667      140,000      140,000
400,000...........     53,333       80,000      106,667      133,333      160,000      160,000
450,000...........     60,000       90,000      120,000      150,000      180,000      180,000
500,000...........     66,667      100,000      133,333      166,667      200,000      200,000
550,000...........     73,333      110,000      146,667      183,333      220,000      220,000
600,000...........     80,000      120,000      160,000      200,000      240,000      240,000
650,000...........     86,667      130,000      173,333      216,667      260,000      260,000
700,000...........     93,333      140,000      186,667      233,333      280,000      280,000
750,000...........    100,000      150,000      200,000      250,000      300,000      300,000

- ------------

(1) The table above illustrates the aggregate annual pension benefits payable under the SGC Pension Plan and Excess Benefit Plan (collectively, the "Pension Plans"). The retirement benefit for individuals with 30 years of credited service is 40% of the individual's average compensation during his or her highest five compensation years in the last ten years before retirement, less one-half of the social security benefit received. The retirement benefit is reduced by 3.33% for every year of credited service less than 30. Covered compensation under the Pension Plans includes all cash compensation subject to withholding plus amounts deferred under the Savings Plans pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended, and as to the Named Executive Officers, would be the amount set forth in that table under the headings "Salary" and "Bonus". The table shows the estimated annual benefits an individual would be entitled to receive if normal retirement at age 65 occurred in January 1996 after the indicated number of years of covered employment and if the average of the participant's covered compensation for the five years out of the last ten years of such employment yielding the highest such average equalled the amounts indicated. The estimated annual benefits are based on the assumption that the individual will receive retirement benefits in the form of a single life annuity (married participants may elect a joint survivorship option) and are before applicable deductions for social security benefits in effect as of January 1996. As of December 31, 1995, the following individuals had the number of years credited service indicated after their names: Mr. Futterman, 22.6; Mr. Cuti, 4.0; Mr. Crowley, 0.5; Mr. Rallo, 30 and Mr. Marshall, 0.0. As described below in "Compensation Plans and Arrangements--Supplemental Retirement Agreements", each of the named executives is party to a Supplemental Retirement Agreement with Pathmark.

COMPENSATION PLANS AND ARRANGEMENTS

    Supplemental Retirement Agreements. The Company has entered into supplemental retirement agreements with certain key executives, including the Named Executive Officers, which provide that the executive will be paid upon termination of employment after attainment of age 60 a supplemental pension benefit in such an amount as to assure him or her an annual amount of pension benefits payable under the supplemental retirement agreement, the Company's qualified pension plans and certain other plans of the Company, including Savings Plan balances as of March 31, 1983, (a) in the case of Mr. Futterman, equal to $525,000, (b) in the case of Mr. Cuti equal to 30% of his final average Compensation (as hereinafter defined) based on ten years of service with the Company and increasing 1% per year for each year of service thereafter to a maximum of 40% of his final average Compensation based on 20 years of service,
(c) in the case of Mr. Rallo equal to (i) 30% of his final average Compensation based on ten years of service with the Company and increasing 1% per year for each year of service thereafter, to a maximum of 40% of his final average Compensation based on 20 years of service, or (ii) $150,000, whichever is less, and (d) in the case of Messrs. Crowley and Marshall, equal to 12.5% of his final average Compensation based on five years of service with the Company and increasing 2.5% per year for each year of service thereafter to a maximum of 35% of his final average Compensation based on 14 years of service. "Compensation" includes base salary and payments under the Executive Incentive Plan, but excludes Company matching contributions under the Savings Plan and cash awards under the Supermarkets' former Long-Term Incentive Plan. If the executive leaves the Company prior to completing 20 years of service (other than for disability), the supplemental benefit would be reduced proportionately. Should the executive die, the surviving spouse then receiving or, if he or she was not then receiving a supplemental pension benefit, the spouse would be entitled to a benefit equal to two-thirds of the benefit to which the executive would have been entitled, provided the executive has attained at least ten years of service with the Company. Pursuant to the Resignation Agreement (as hereinafter defined), Mr. Cuti shall be credited with 20 years of Vesting Service for purposes of his Supplemental Retirement Agreement.

    Employment Agreements: As of May 23, 1994, the Company entered into an employment agreement with Mr. Crowley. As of September 9, 1994, the Company entered into an employment agreement with Mr. Marshall. As of June 1, 1995, the Company entered into an employment agreement with Mr. Rallo. The three above mentioned employment agreements are hereinafter referred to collectively as the "Employment Agreements". Each of the Employment Agreements is for an initial term of 26 months, 28 months and two years for Messrs. Crowley, Marshall and Rallo, respectively. The term of each Employment Agreement is automatically extended for an additional year on (a) August 1, 1996 for Mr. Crowley and on each successive August 1st thereafter; (b) February 1, 1997 for Mr. Marshall and on each successive February 1st thereafter, and (c) June 1, 1996 for Mr. Rallo and on each successive June 1st thereafter. Under the terms of his respective Employment Agreement, each executive is entitled to a minimum annual base salary of (a) $245,000 for Mr. Crowley; (b) $300,000 for Mr. Marshall, and (c) $245,000
for Mr. Rallo, which salary is subject to upward adjustment by the Company. The Employment Agreements also provide that each executive shall be entitled to receive an annual bonus of up to 60% of his annual base salary and shall be provided the opportunity to participate in pension and welfare plans, programs and arrangements that are generally made available to executives of Pathmark or as may be deemed appropriate by the Compensation Committee of the Board of Directors of SMG-II.

    In the event one of the three above named executives' employment is terminated by the Company without Cause (as defined in the Employment Agreements), or the executive terminates his employment for Good Reason (as defined in the Employment Agreements) prior to the termination of the applicable Employment Agreement, such executive will be entitled to continue to receive his base salary and continued coverage under health and insurance plans for the period commencing on the date of such termination or resignation through the date the applicable Employment Agreement would have expired had it not been automatically renewed but for said termination or resignation, reduced by any compensation or benefits which the executive is entitled to receive in connection with his employment by another employer during said period.

    Under the Employment Agreements, the executives agree not to compete with the Company as long as they are receiving payments thereunder and the executives also agree not to disclose confidential information.

    On March 20, 1996 (the "Effective Date"), Mr. Futterman retired as Chairman and Chief Executive Officer of the Company. Pursuant to an agreement entered into as of said date (the "Retirement Agreement"), Mr. Futterman will be entitled to receive his base salary at the annual rate of $525,000 per year during the period, commencing on the day following the Effective Date and ending on July 31, 1998, or the date of his death, if earlier (the "Benefit Period"), plus the bonus or bonuses attributable to the financial targets set forth for the Company under its Executive Incentive Plan ("EIP") that he would have earned (a maximum of 75% of base salary) had his employment continued through the Benefit Period, subject to the Company reaching the applicable financial targets set under the EIP or any other bonus plan; provided however, that the minimum bonus paid for each fiscal year of the Company ending during the Benefit Period will not be less than 25% of the 75% target amount. Additionally, Mr. Futterman will be entitled to receive continued health coverage through the Benefit Period under the Company's health and insurance plans applicable to him immediately prior to the Effective Date. Each of the above described payments and benefits will be reduced by any compensation or benefits he is entitled to receive in connection with any employment by another employer during the Benefit Period; provided, however, that such reduction will not apply to the first $100,000 of compensation and benefits earned by Mr. Futterman for any calendar year during the Benefit Period. The Retirement Agreement also provides that Mr. Futterman will be entitled to be reimbursed by the Company for secretarial and office expenses incurred by him during the two year period beginning September 1, 1996, up to $30,000 per year (or an aggregate reimbursement of $60,000). Additionally, pursuant to the terms of the Retirement Agreement, the Company made a cash lump sum payment to Mr. Futterman of $1.5 million on April 1, 1996. Mr. Futterman has agreed to be available to consult with the Company through December 31, 1996 and not to compete with the Company during the period commencing with the Effective Date and ending December 31, 1996.

    On April 10, 1996 (the "Termination Date"), Mr. Cuti resigned as President of the Company. Pursuant to an agreement entered into as of said date (the "Resignation Agreement"), Mr. Cuti will be entitled to receive his base salary at the annual rate of $325,000 per year during the period commencing on the day following the Termination Date and ending on the second anniversary of the Termination Date, or the date of his death, if earlier (the "Severance Period"), plus the bonus or bonuses attributable to the financial targets set forth for the Company under the EIP that he would have earned (a maximum of 75% of base salary) had his employment continued through the Severance Period, subject to the Company reaching the applicable financial targets set under the EIP or any other bonus plan; provided, however, that the minimum bonus paid for each fiscal year of the Company ending during the Severance Period will not be less than 25% of the 75% target amount. Additionally, Mr. Cuti will be entitled to receive continued health coverage through the Severance Period under the Company's health and insurance plans applicable to him immediately prior to the Termination Date. Each of the above described payments will be reduced by any compensation or benefits he is entitled to receive in connection with any employment by another employer during the Severance Period; provided, however, that such reduction will not apply to the first $100,000 of compensation earned by Mr. Cuti during the twelve-month period following the first anniversary of the Termination Date and the first $100,000 of compensation earned during the twelve-month period following the first anniversary of the Termination Date. Additionally, pursuant to the terms of the Resignation Agreement, the Company will make a cash lump sum payment to Mr. Cuti of $0.5 million on or before April 30, 1996 and will credit him with 20 years of vesting service for purposes of determining his benefit under his Supplemental Retirement Agreement. Mr. Cuti has agreed not to compete with the Company during the period commencing with the Termination Date and ending December 31, 1996, except for his employment with Duane Reade, Inc.

  Compensation of Directors

    Each director who is not employed by the Company or one of its subsidiaries, SPI or the Equitable Investors or its affiliates receives an annual retainer of $20,000 per year, plus travel expenses.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Messrs. Burke, Khanna and McLean comprise the Compensation Committee and were responsible for decisions concerning compensation of the executive officers of the Company. Messrs. Burke and McLean are directors of MLCP and they, along with Mr. Khanna, have been retained by MLCP as consultants. MLCP is an indirect wholly-owned subsidiary of ML & Co. See "Security Ownership of Certain Beneficial Ownership and Management."

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

OVERVIEW AND PHILOSOPHY

    The Compensation Committee is composed entirely of non-employee directors and is responsible for developing and making recommendations to the Board with respect to the Company's executive compensation policies. The Compensation Committee, pursuant to authority delegated by the Board of Directors, determines on an annual basis the compensation to be paid to the Chief Executive Officer and certain other executive officers of the Company and its subsidiaries.

    The objectives of the Company's executive compensation program are to:

       . Provide compensation that will attract and retain superior talent and reward individual performance.

       . Support the achievement of desired Company performance goals.

       . Align the executive officers' interests with the interests of the Company by placing a portion of pay at risk with payout dependent upon corporate performance.

    The executive compensation program is designed to provide an overall level of compensation opportunity that is above the median level of the market contingent on achieving superior levels of performance. Base salaries are generally at or around the labor market median. Annual and long-term incentive targets are established so that compensation is greater or less than the market average depending on corporate and individual performance. The Compensation Committee will use its discretion to set executive compensation where in its judgement, circumstances warrant it.

    Competitive pay levels are determined by reviewing compensation levels of food retail and supermarket industries, as well as with a broader group of companies of comparable size and complexity. The Company uses survey data from several compensation consulting firms to determine these pay levels.

EXECUTIVE OFFICER COMPENSATION PROGRAM

    The Company's executive officer compensation program is comprised of base salary, annual cash incentive compensation, long-term incentive compensation in the form of stock options, and various benefits, including medical and pension plans generally available to non-union full-time associates of the Company.

BASE SALARY

    Salary levels for executive officers, are determined by:

       . evaluating each position's responsibilities and accountabilities, as compared to other positions within the Company, and

       . comparing to salaries at companies in the food retail and supermarket industries and at other comparable companies as previously described.

    Each year, a formal performance review is conducted and salary increases are granted to reward performance under the Company's "Pay for Performance" program. Increases to salary are influenced by 1) individual performance against established goals, 2) an associate's position within his/her established salary range, and 3) budgetary guidelines.

    These salary increase guidelines are set each year, taking into account published salary planning information from compensation consultants, economic data available from the Bureau of Labor Statistics, surveys of selected food retail and supermarket chains with whom we routinely share compensation data, competitive position against the market, and expected Company financial performance.

    To determine increases to the salaries of certain executive officers, the Compensation Committee follows the "Pay for Performance" concept and considers changes in responsibilities and any equity issues that may exist.

ANNUAL INCENTIVE COMPENSATION

    The Executive Incentive Plan ("EIP") is the Company's annual incentive program for executive officers. The purpose of the plan is to provide a direct financial incentive in the form of an annual cash award to executives who achieve pre-established individual performance goals and/or the Company's financial goals. Goals for Company and business unit performance are set near the beginning of each fiscal year and are measured based on Earnings Before Interest, Taxes, Depreciation, Amortization and LIFO charges ("EBITDA").

    Target incentive awards for executives range from 31.25% to 75% of base salary and are set at a competitive level as previously discussed and depends on the level of each position based on an evaluation of its responsibilities and accountabilities and its contribution to Company results. Individual performance is taken into account in determining bonuses. For Fiscal 1995, the Compensation Committee authorized an incentive payment equal to 85% of maximum incentive opportunity for each named executive officer, including the Chief Executive Officer, based on the Company's performance against its financial targets. The Compensation Committee authorized this payment in recognition of the favorable level of operating cash flow achieved compared to the Company's key competitors and compared to the prior year's results.

STOCK OPTION PROGRAM AND INVESTMENT OPPORTUNITY

    The stock option program is the Company's long-term incentive plan for executive officers. The objectives of the program are to align executive and Company long-term interests by creating a strong and direct link between executive pay and financial results, and to encourage executives to develop and maintain a significant, long-term stock ownership position in the Company.

    The 1987 Management Investor Stock Option Plan authorizes the Compensation Committee to award stock options, either incentive or non-qualified, to key executives at an option price which equals the fair market value of the Company's Common Stock on the date of grant. Options are awarded based on an executive's position level and contribution to Company results. Options have ten-year terms. The amount, timing and type of awards are as the Committee, in its discretion, deems appropriate.

    In addition, certain executives are given the opportunity to invest in the Company directly through the purchase of shares of Common Stock. Certain executives can participate in a low-interest loan program to help finance stock purchases.

CHIEF EXECUTIVE OFFICER COMPENSATION

    Mr. Futterman's base pay is below the base compensation paid to chief executives of many similar companies in the supermarket industry as reported in published industry compensation surveys.

    Mr. Futterman's salary has been below the established Company salary range minimum for his position.

    Mr. Futterman had been Chief Executive Officer since 1989 until his retirement in March, 1996. At the beginning of fiscal 1995, Mr. Futterman's salary was $500,000. Effective June 4, 1995, Mr. Futterman received a 5% merit increase to $525,000 in light of his base salary being under Company minimum, and under median of comparative companies.

    As indicated above, Mr. Futterman received an incentive payment equal to 85% of his maximum incentive opportunity (75% of base salary).

    In 1995 no stock options were awarded to Mr. Futterman.

                                          The Compensation Committee
                                          Stephen M. McLean, Chairman
                                          James. J. Burke, Jr.
                                          Sunil C. Khanna

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

    Since February 4, 1991, all shares of the Holdings Common Stock are held by SMG-II. All shares of SMG-II Capital stock are subject to the terms and provisions of the SMG-II Stockholders Agreement. See Certain Relationships and Related Transactions. As of May 14, 1996, the number of shares of (a) SMG-II (i) Class A Common Stock, (ii) Class B Common Stock, (iii) Series A Preferred Stock, and (iv) Series B Preferred Stock and (b) Holdings Preferred Stock beneficially owned by the persons known by management of the Company to be the beneficial owners of more than 5% of the outstanding shares of any class as "beneficial ownership" has been defined under Rule 13d-3, as amended, under the Securities Exchange Act of 1934, are set forth in the following table:

                                                                         NUMBER           % OF
    NAME                                                                OF SHARES        CLASS
- ---------------------------------------------------------------------   ---------       --------
SMG-II Class A Common Stock
  Merrill Lynch Capital Appreciation Partnership No. IX, L.P.(2).....   488,704.8         67.3
  ML Offshore LBO Partnership No. IX(2)..............................    12,424.7          1.7
    Barfield House
    St. Julians Avenue
    St. Peter Port
    Guernsey
    Channel Islands
  ML Employees LBO Partnership No. I, L.P.(2)........................    12,148.6          1.7
  ML IBK Positions, Inc.(3)..........................................    21,258.9          2.9
  Merchant Banking L.P. No. 1(3).....................................     8,119            1.1
  Merrill Lynch KECALP L.P. 1987(3)..................................     7,344            1.0
  CBC Capital Partners, Inc.(4)......................................    30,000            4.1
    270 Park Avenue
    New York, NY 10017
  Management and other employees (including former employees of         146,884  (1)      20.2
Pathmark)............................................................
    301 Blair Road
    Woodbridge, NJ 07095

SMG-II Class B Common Stock
  The Equitable Life Assurance Society of the United States(5).......   114,000           35.6
    c/o Alliance Corporate Finance Group Incorporated
    1345 Avenue of the Americas, 39th Floor
    New York, NY 10005
  Equitable Deal Flow Fund, L.P.(5)..................................   150,000           46.9
    c/o Alliance Corporate Finance Group Incorporated
    1345 Avenue of the Americas, 39th Floor
    New York, NY 10005
  Equitable Variable Life Insurance Company(5).......................    36,000           11.3
    c/o Alliance Corporate Finance Group Incorporated
    1345 Avenue of the Americas, 39th Floor
    New York, NY 10005
  CBC Capital Partners, Inc.(4)......................................    20,000            6.2

                                                                         NUMBER           % OF
    NAME                                                                OF SHARES        CLASS
- ---------------------------------------------------------------------   ---------       --------
SMG-II Series A Preferred Stock(6)
  Merrill Lynch Capital Appreciation Partnership No. B-X, L.P.(2)....   133,043           56.2
  ML Offshore LBO Partnership No. B-X(2).............................    40,950           17.3
  MLCP Associates, L.P. No. II(2)....................................     1,740             .7
  ML IBK Positions, Inc.(3)..........................................    46,344.5         19.6
  Merchant Banking L.P. No. IV(3)....................................     3,779            1.6
  Merrill Lynch KECALP L.P. 1989(3)..................................     7,000            3.0
  Merrill Lynch KECALP L.P. 1991(3)..................................     3,874.5          1.6

SMG-II Series B Preferred Stock(6)
  CBC Capital Partners, Inc.(4)......................................    12,500            6.9
  Equitable Variable Life Insurance Company(5).......................    20,192           11.2
  The Equitable Life Assurance Society of the United States(5).......    63,942           35.4
  Equitable Deal Flow Fund, L.P.(5)..................................    84,135           46.5
Holdings Preferred Stock(7)(8)
  Fidelity Management & Research Company(9)..........................   680,248           13.9
    82 Devonshire Street
    Boston, MA 02109
  Sun America, Inc...................................................   641,785           13.1
    1 Sun American Center
    Century City
    Los Angeles, CA 90067-6022
  Massachusetts Financial Services Company(10).......................   591,925           12.1
    500 Boylston Street
    Boston, MA 02116
  State Street Research & Management Company(12).....................   494,740           10.1
    One Financial Center, 38th Floor
    Boston, MA 02111
  IDS Financial Services, Inc.(11)...................................   359,972            7.3
    80 South 8th Street
    Minneapolis, MN 55440

- ------------

 (1) Includes presently exercisable options granted under the Plan for 73,759 shares of SMG-II Class A Common Stock held by Management Investors and 500 shares of SMG-II Class A Common Stock that SMG-II has agreed to sell to two of the Company's former employees, including 250 shares to Mr. Cuti. Does not include 39,187 options to purchase shares of SMG-II Class A Common Stock granted to non-management employees of the Company, which options are not exercisable until a public offering of SMG-II Common Stock occurs. See Table on page 15.

 (2) MLCP and its affiliates are the direct or indirect managing partners of ML Offshore LBO Partnership No. IX, Merrill Lynch Capital Appreciation Partnership No. IX, L.P., ML Employees LBO Partnership No. 1, L.P., Merrill Lynch Capital Appreciation Partnership No. B-X, L.P., ML Offshore LBO Partnership No. B-X and MLCP Associates, L.P. No. II. Such entities and those disclosed in footnote (3) below, are referred to herein as the "Merrill Lynch Investors" or ML Investors. The address of such entities is c/o Merrill Lynch Capital Partners, Inc., in care of Stonington Partners, Inc., 767 Fifth Avenue, New York, New York 10153. MLCP is an indirect wholly owned subsidiary of ML&Co. The partners and principals of SPI including Messrs. Burke, Michas, McLean and Khanna are consultants to MLCP.

 (3) Merchant Banking L.P. No. 1, Merchant Banking L.P. No. IV, Merrill Lynch KECALP L.P. 1987, Merrill Lynch KECALP L.P. 1989, Merrill Lynch KECALP L.P. 1991 and ML IBK Positions, Inc. are indirectly controlled by ML&Co. The address of such entities is c/o

                                         (footnotes continued on following page)

(footnotes continued from preceding page)
     James Caruso, Merrill Lynch & Co., Inc., World Financial Center, South Tower, New York, New York 10080-6123.

 (4) CBC Capital Partners, Inc. is a wholly owned subsidiary of Chase Manhattan Corp.

 (5) Such entities are referred to herein as the "Equitable Investors". The Equitable Investors are separate purchasers who are affiliates of each other.

 (6) SMG-II Series A Preferred Stock and SMG-II Series B Preferred Stock are collectively referred to herein as "SMG-II Preferred Stock". SMG-II Preferred Stock may be converted into an equivalent number of shares of common stock of SMG-II in accordance with its terms.

 (7) Voting rights are limited to the election of two directors to the Board of Holdings.

 (8) The information with respect to State Street Research & Management Company and IDS Financial Services, Inc. was derived from investment information contained in semiannual reports filed with the Commission in 1995 and 1996. The information with respect to Massachusetts Financial Services Company was derived from investment information contained in the Annual Reports filed with the Commission in 1995 and 1996. The information with respect to Fidelity Management & Research Company was derived from investment information in Forms N-30D and Annual Reports filed with the Commission in 1994 and 1995.

 (9) To the best of the Company's knowledge, shares of Holdings Preferred Stock are owned by five funds managed by Fidelity Management & Research Company. Such shares are owned of record as follows: 249,727 shares by Fidelity Capital & Income Fund, 243,979 shares by Fidelity Spartan High Income Fund, 100,562 shares by Fidelity Equity-Income Fund, 41,600 shares by Fidelity Asset Manager, and 33,480 shares by Fidelity Advisor High Yield Fund.

(10) To the best of the Company's knowledge, shares of Holdings Preferred Stock are owned by two funds managed by Massachusetts Financial Services Company. Such shares are owned of record as follows: 569,098 shares by MFS High Income Fund and 22,827 shares by MFS Multimarket Income Trust.

(11) To the best of the Company's knowledge, shares of Holdings Preferred Stock are owned by two funds managed by American Express Financial Advisors. Such shares are owned of record as follows: 275,000 shares by IDS Extra Income Fund and 120,972 shares by IDS Bond Fund.

(12) To the best of the Company's knowledge, shares of Holdings Preferred Stock are owned by two funds managed by State Street Research and Management Company. Such shares are owned of record as follows: 18,200 by State Street Research Equity Income Fund and 453,540 shares by State Street Research High Income Fund.

    No officer or director claims beneficial ownership of any share of Holdings Common Stock or of SMG-II stock other than SMG-II Class A Common Stock. The number of shares of SMG-II Class A Common Stock and Holdings Preferred Stock beneficially owned by each director, by each nominee for director, by each of the five highest compensated executive officers and by all directors and all current and executive officers as a group is as follows:

                                        SMG-II CLASS A
                                         COMMON STOCK                    HOLDINGS PREFERRED
    NAME                               NUMBER OF SHARES    % OF CLASS     NUMBER OF SHARES     % OF CLASS
- ------------------------------------   ----------------    ----------    ------------------    ----------
John W. Boyle.......................            --              --                --                --
James J. Burke, Jr.(1) .............            --              --                --                --
Anthony J. Cuti(2)..................         6,050               *                --                --
Jack Futterman(2)...................        23,000             3.1                --                --
Neill Crowley(2)....................           666               *                --                --
U. Peter C. Gummeson................            --              --                --                --
Sunil C. Khanna.....................           700               *                --                --
Stephen M. McLean(1)................            --              --                --                --
Alexis P. Michas(1).................            --              --                --                --
Ron Marshall(2).....................         1,350               *                --                --
Ronald Rallo(2).....................         3,250               *               966                 *
Jerry G. Rubenstein(2)..............         2,500               *                --                --
James B. Upchurch...................            --              --                --                --
Steven L. Volla.....................            --              --                --                --
Directors and Executive Officers as
  a group(1)(2).....................        50,751             6.9               966              *

- ------------

 * Less than 1%

(1) Does not include 550,000 shares of SMG-II Class A Common Stock or 236,731.5 shares of SMG-II Series A Preferred Stock owned beneficially by a group of which MLCP is a part. Messrs. Burke, McLean and Michas, directors of MLCP, disclaim beneficial ownership in all such shares.

(2) Includes 250 shares of SMG-II Class A Common Stock that SMG-II has agreed to sell to Mr. Cuti and presently exercisable options granted under the Plan to purchase shares of SMG-II Class A Common Stock, as follows: Mr. Cuti, 5,800; Mr. Futterman, 13,000; Mr. Crowley, 666; Mr. Marshall, 1,350; Mr. Rallo, 2,850 and Mr. Rubenstein, 1,000, and all directors and officers as a group, 33,951.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    During Fiscal 1995, the Company retained ML & Co. to advise it in connection with its sale of its drug stores. The Company believes that the terms of the transactions referred to under this paragraph are no less favorable than those obtainable in transactions with unrelated persons. See "Security Ownership of Certain Beneficial Owners and Management".

    In connection with the sale of its drug store business, the Company used approximately $21.8 million of the sale proceeds to partially prepay certain indebtedness, including accrued interest and debt premium, held by the Equitable Investors. Mr. Gummeson, a director of the Company, is an executive officer of a subsidiary of the Equitable Life Assurance Society of the United States. See
Item 12 "Security Ownership of Certain Beneficial Owners and Management".

    The holders of SMG-II Preferred Stock are a party with the holders of SMG-II Common Stock to a stockholders agreement (the "SMG-II Stockholders Agreement"), which, among other things, restricts the transferability of SMG-II capital stock and relates to the corporate governance of SMG-II and Holdings. Among other provisions, the SMG-II Stockholders Agreement requires a vote of at least 80% of the members of the Board of Directors to cause the Company to conduct any business other than that engaged in by the Company in February 1991 and the approval of stockholders representing 66 2/3% of the number of shares of SMG-II voting capital stock voting together as a single class for SMG-II to enter into any Significant Transaction (as defined), including certain mergers, sales of assets, acquisitions, sales or redemptions of stock, the amendment of the certificate of incorporation or by-laws or the liquidation of SMG-II. The SMG-II Stockholders Agreement also provides that SMG-II must obtain the prior written consent of the Equitable Investors with respect to certain of these transactions and that the Equitable Investors have certain preemptive rights with respect to the sale of capital stock of Holdings or the Company.

    The SMG-II Stockholders Agreement also contains an agreement of the stockholders of SMG-II with respect to the composition of SMG-II's and Holdings' Board of Directors. Under this agreement, the Merrill Lynch Investors will be entitled to designate up to seven directors, the Management Investors will be entitled to designate up to three directors and the Equitable Investors will be entitled to designate one director to both of SMG-II's and Holdings' Boards of Directors. Such agreement furthermore entitles the Merrill Lynch Investors to designate a majority of Holdings' Board of Directors at all times. By having the ability to designate a majority of Holdings' Board of Directors, the Merrill Lynch Investors have the ability to control the Company. The Merrill Lynch Investors are controlled by ML&Co.

    In addition to the foregoing, the SMG-II Stockholders Agreement contains terms restricting the transfer of SMG-II Common Stock and SMG-II Preferred Stock (collectively, the "SMG-II Stock") by the stockholders of SMG-II, and providing to the stockholders of SMG-II rights of first offer with respect to resales of SMG-II Stock, rights of first refusal with respect to certain issuances of shares of SMG-II Stock, certain rights to demand or participate in registrations of shares of SMG-II Stock under the Securities Act and certain "tag-along" rights.

    The Company retained John W. Boyle, a Director of the Company, to act as its interim Chairman and Chief Executive Officer for the period of March 20, 1996 through June 30, 1996 (the "Transition Period"). Under the terms of the consulting arrangement between the Company and Mr. Boyle, the Company shall pay Mr. Boyle a consulting fee of $41,667 per month plus living and travel expenses during the Transition Period. In addition, Mr. Boyle will be entitled to a completion bonus of $100,000 if he is still serving in the above capacities when a new Chief Executive Officer is hired.

    In March 1990, Jerry G. Rubenstein, a Director, borrowed from Holdings $100,000 in order to help finance his purchase of Holdings' Class A Common Stock. Subsequently, such shares of Holdings' Class A Common Stock were exchanged for shares of SMG-II Class A Common Stock. The foregoing indebtedness to Holdings is evidenced by a full recourse promissory note (the "Recourse Note"). The Recourse Note is for a term of ten years and bears interest at the rate of 8.02% per annum, payable annually. Except as otherwise provided in the Recourse Note, no principal on such recourse loan shall be due and payable until the tenth anniversary of the date of issue of such Recourse Note. Under the terms of the agreement pursuant to which the shares of Holdings' Class A Common Stock were exchanged for shares of SMG-II Class A Common Stock, the Company is obligated to pay to each Management Investor who pays interest on his Recourse Note (except under certain circumstances) an amount equal to such interest, plus an amount sufficient to pay any income taxes resulting from the above described payment after taking into account the value of any deduction available to him as a result of the payment of such interest or taxes. As of April 1, 1996, Mr. Rubenstein remained indebted to Holdings in the amount of $100,000.

                                          By Order of the Board of Directors

                                                    Marc A. Strassler
                                                        Secretary

                                                          [X]  Please mark
                                                               your votes as
                                                               in this example.

In the absence of specific directions noted below, it is understood that the undersigned's shares of Preferred Stock will be voted in favor of proposal No.
1. Receipt of a copy of the Annual Report on Form 10-K, Notice of Annual Meeting of Stockholders, and Proxy Statement dated May 22, 1996 is hereby acknowledged.


Item 1 - Proposal to elect James         [ ]   FOR   [ ]   WITHHOLD
Upchurch and Steven L. Volla
as directors

If you wish to vote the election of
directors and withhold authority to
vote for any of the individual
nominees, enter the name(s) of
such nominee(s) below.


                                                          WILL ATTEND [ ]
                                                          MEETING

                                                          Change of   [ ]
                                                          address on
                                                          reverse side





 SIGNATURE(S)                                                       DATE
             -------------------------------------------------------
Note:   Please sign as name appears hereon.  Joint owners should each sign.
When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.




PROXY                                                          PREFERRED STOCK
                              SUPERMARKETS GENERAL
                              HOLDINGS CORPORATION

       Proxy for Special Meeting of Preferred Stockholders, June 20, 1996

  (The Solicitation of This Proxy is Made on Behalf of the Board of Directors)

     The undersigned hereby appoints Ron Marshall, Joseph Adelhardt, and Marc Strassler, or a majority of them, with full power of substitution and revocation, as proxies to represent the undersigned at the Special Meeting of Preferred Stockholders of Supermarkets General Holdings Corporation to be held at 200 Milik Street, Carteret, New Jersey, on Thursday, June 20, 1996 at 4:00 P.M. local time, and at any adjournment thereof, and to vote the shares of Preferred Stock the undersigned would be entitled to vote if personally present.

                                                Change of Address

                                        ----------------------------------------


                                        ----------------------------------------



                                        ----------------------------------------

                                        (If you have written in the above space, please mark the corresponding box on the reverse side of this card)


                   THIS PROXY IS CONTINUED ON THE REVERSE SIDE

                   PLEASE DATE, SIGN AND MAIL THIS PROXY TODAY